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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) February 9, 2000




                           REPUBLIC BANCSHARES, INC.
             (Exact Name of registrant as specified in its charter)


         Florida                          0-27652               59-1463900
         -------                          -------               ----------
(State or other jurisdiction)           (Commission           (IRS Employer
                                        File Number)        identification No,)


                             111 Second Avenue N.E.
                            St. Petersburg, FL 33701
                    ----------------------------------------
                    (Address of principal executive offices)

       Registrant's telephone number, including area code (727)-823-7300


                       ----------------------------------
         (Former name or former address, if changed since last report)






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Item 5 - Other Events

On February 1, 2000, we reported that the Company earned net income of $10.7 million, or $.95 per share on a diluted basis, compared with a net loss of $12.4 million, or $1.34 per share for 1998. At December 31, 1999, the Company had total assets of $2.57 billion, stockholders equity of $170.2 million and a book value per share of $15.06. The content of the report is comprised of the press release text relating to this matter included in this filing as Exhibit 99.

Statements in this release may constitute forward-looking statements that are based on the current beliefs and expectations of our management, as well as assumptions made by, and information currently available to, our management. Forward-looking statements are based largely on expectations and are subject to a number of risks and uncertainties including but not limited to economic, competitive and other factors affecting us and our operations.


Exhibit 99
Press Release Dated February 1, 2000





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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         REPUBLIC BANCSHARES, INC.
                                               (Registrant)

Date: February 9, 2000                   By: /s/ William R. Falzone
                                            -----------------------------------
                                                 William R. Falzone
                                                 Treasurer